EX-99.77Q1(b): Copies of the text of any proposal described in answer to sub-item 77D

(b) Prospectus Supplement, dated October 1, 2010, is hereby incorporated by reference to the Prospectus Supplement filed with the Commission on October 1, 2010 (Accession No. 0001193125-10-221762).